EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2001 included in Industrial Distribution Group, Inc.‘s Form 10-K for the year ended December 31, 2000.

Arthur Andersen LLP /s/ Arthur Andersen LLP

Atlanta, Georgia
March 27, 2001